Exhibit 3.1

                CERTIFICATE OF AMENDMENT OF AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION OF
                           TITANIUM METALS CORPORATION

     Titanium Metals Corporation (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

     FIRST: The name of the Corporation is Titanium Metals Corporation.

     SECOND: The date on which the Corporation's original Certificate of Incorporation was filed with the Delaware Secretary of State is December 13, 1955.

     THIRD: The Board of Directors of the Corporation, acting in accordance with the provision of Sections 141 and 242 of the General Corporation Law of the State of Delaware adopted resolutions to amend Sections 4.1 and 4.3 of the Amended and Restated Certificate of Incorporation of the Corporation to read in their entirety as follows:

          "4.1 Capital Stock. The total number of shares which the Corporation shall have authority to issue is 10,000,000 shares, consisting of (a) 100,000 shares of Preferred Stock, with a par value of $.01 per share ("Preferred Stock"); and (b) 9,900,000 shares of Common Stock, with a par value of $.01 per share ("Common Stock")."

          "4.3 Reverse Stock Split. Effective as of 5:00 p.m., Eastern time, on the date this Amendment to Certificate of Incorporation is filed with the Secretary of State of Delaware, each ten (10) shares of Common Stock then issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock. No fractional shares will be issued and, in lieu thereof, stockholders otherwise entitled to receive a fractional share will instead receive cash for such stockholder's fractional share on a basis determined by the Board of Directors."

     FOURTH: This Certificate of Amendment of Amended and Restated Certificate of Incorporation was submitted to the stockholders of the Corporation and was duly approved by the required vote of stockholders of the Corporation in accordance with Sections 222 and 242 of the Delaware General Corporation Law. The total number of outstanding shares entitled to vote or consent to this Amendment was 31,849,538 shares of Common Stock. A majority of the outstanding shares of Common Stock, voting together as a single class, voted in favor of this Certificate of Amendment of Amended and Restated Certificate of Incorporation. The vote required was a majority of the outstanding shares of Common Stock, voting together as a single class.

     IN WITNESS WHEREOF, Titanium Metals Corporation has caused this Certificate of Amendment to be signed by its Vice President and General Counsel as of February 14, 2003.

                                  TITANIUM METALS CORPORATION
                                  By:     /s/   Joan H. Prusse
                                          ----------------------------------
                                  Name:   Joan H. Prusse
                                  Title:  Vice President and General Counsel

                           TITANIUM METALS CORPORATION

                               ------------------

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

     Titanium Metals Corporation, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

     1. The name of the corporation is Titanium Metals Corporation. The corporation was originally incorporated under the name Timcora, Inc. The original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on December 13, 1955.

     2. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of the corporation.

     3. This Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors and the stockholders of the corporation in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

     4. The text of the Amended and Restated Certificate of Incorporation is set forth in Exhibit A hereto.

     IN WITNESS WHEREOF, Titanium Metals Corporation has caused its corporate seal to be hereunto affixed and this Amended and Restated Certificate of Incorporation to be signed by its Assistant Treasurer, Steven J. Yaroch, and attested by its Assistant Secretary, John R. Burt, this 29th day of May, 1996.


                                              Titanium Metals Corporation



                                              By:/s/ Steven J. Yaroch
                                                 -------------------------------
                                                 Assistant Treasurer

[corporate seal]

Attest:


/s/ John R. Burt
-------------------------------
Assistant Secretary

                                    EXHIBIT A


                           TITANIUM METALS CORPORATION

                               ------------------

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION


                                   ARTICLE ONE
                                      NAME

     The name of the Corporation is "Titanium Metals Corporation" (hereinafter, the "Corporation").


                                   ARTICLE TWO
                     LOCATION OF REGISTERED OFFICE AND AGENT

     The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.


                                  ARTICLE THREE
                                CORPORATE PURPOSE

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.


                                  ARTICLE FOUR
                            AUTHORIZED CAPITAL STOCK

     4.1 Capital Stock. The total number of shares which the Corporation shall have authority to issue is 100,000,000 shares, consisting of (a) 1,000,000 shares of Preferred Stock, with a par value of $0.01 per share ("Preferred Stock"); and (b) 99,000,000 shares of Common Stock, with a par value of $0.01 per share ("Common Stock").


     4.2 Preferred Stock. The board of directors of the Corporation is authorized, subject to the limitations prescribed by law and the provisions of this Amended and Restated Certificate of Incorporation, to provide for the issuance of shares of the Preferred Stock or to provide for the issuance of shares of the Preferred Stock in one or more series, to establish from time to time the number of shares to be included in each such series and to fix the designations, voting powers, preference rights and qualification, limitations or restrictions of the shares of the Preferred Stock of each such series.

     4.3 Stock Split and Conversion. On the effective date of this Amended and Restated Certificate of Incorporation each share of Class A Common Stock and Class B Common Stock of the Corporation issued and outstanding will be automatically reclassified, combined, and converted into sixty-five (65) shares of Common Stock.


                                  ARTICLE FIVE
                                    DURATION

     The Corporation is to have perpetual existence.


                                   ARTICLE SIX
                                     BY-LAWS

     In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation is expressly authorized to make, alter or repeal the bylaws of the Corporation.


                                  ARTICLE SEVEN
                               STOCKHOLDER MATTERS

     Meetings of stockholders of the Corporation may be held within or without the State of Delaware, as the bylaws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the bylaws of the Corporation. Election of directors need not be by written ballot unless the bylaws of the Corporation so provide.


                                  ARTICLE EIGHT
                             LIMITATION OF LIABILITY

     To the fullest extent permitted by the General Corporation Law of the State of Delaware, as the same presently exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of this Article Eight shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                  ARTICLE NINE
                          CERTAIN BUSINESS COMBINATIONS

     The Corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.


                                   ARTICLE TEN
                                    AMENDMENT

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.